AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 8, 2006
Registration No. 333-131046

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAVERICK TUBE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	43-1455766
(State or Other Jurisdiction of Incorporation	(I.R.S. Employer Identification No.)
or Organization)
16401 Swingley Ridge Road
Seventh Floor
Chesterfield, Missouri 63017
(636) 733-1600
(Address, including zip code, and telephone number,
including area code, of principal executive offices)
Milton Brice
Chief Financial Officer
Maverick Tube Corporation
16401 Swingley Ridge Road, Seventh Floor
Chesterfield, MO 63017
(636) 733-1600
(Name, address, including zip code, and telephone number, including area code of agent for service)
     Approximate date of commencement of proposed sale to the public: Not applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvement plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvement plans, check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction 1.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction 1.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

DEREGISTRATION OF SECURITIES
     On January 13, 2006, Maverick Tube Corporation (the “Registrant”) filed its Registration Statement on Form S-3 (No. 333-131046) (the “Registration Statement”) with the Securities and Exchange Commission with respect to $250,000,000 principal amount of the Registrant’s 1.875% Convertible Senior Subordinated Notes due 2025 and 6,160,150 shares of the Registrant’s common stock. The Registrant hereby removes from registration all securities of the Registrant registered pursuant to the Registration Statement that remain unsold.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on November 8, 2006.

MAVERICK TUBE CORPORATION

By:	/s/ Milton Brice

Milton Brice, Chief Financial Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

November 8, 2006	/s/ German Cura

German Cura, Chairman of the Board, Chief Executive Officer, President and
Director (Principal Executive Officer)

November 8, 2006	/s/ Milton Brice

Milton Brice, Chief Financial Officer and Director (Principal Financial Officer
and Principal Accounting Officer)

November 8, 2006	/s/ Roland Balkenende

Roland Balkenende, Director

November 8, 2006	/s/ Ricardo Soler

Ricardo Soler, Director

November 8, 2006	/s/ Cecilia Bilesio

Cecilia Bilesio, Director